Exhibit 99.3

LETTER OF INTENT

(“LOI”)

“Parties”	EDGE Communications, LLC, with its principal place of business at 6505 Windcrest Drive, Suite 200, Plano, TX 75024 (hereinafter referred to as “EDGE”), and

FTE Networks, Inc. with its principal place of business at 999 Vanderbilt Beach Road, Suite 601, Naples, FL 34108 (hereinafter referred to as “FTE”)

The Parties are negotiating and finalizing a mutually acceptable Master Service Agreement (“MSA”) for various lines of work for EDGE’s customer Mediacom.

It is the intent of the Parties that FTE shall perform work for EDGE and its customer including but not limited to the scope of work referred to as “Route Feasibility & Site Acquisition,” “Materials Management,” “OSP Construction,” and “Other Work” as outlined in the attached Exhibits A, B, C and D and as described and set forth in the issued Purchase Orders.

The estimated project term is 3 years, with total expected work assigned to FTE to be in the $80MM to $100MM range.

This LOI is non-binding and subject to a formal MSA executed by both parties..

IN WITNESS WHEREOF, EDGE AND SUBCONTRACTOR HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN.

EDGE COMMUNICATIONS, LLC		FTE NETWORKS, INC

BY:	/s/ Mark Miller	BY:	/s/ Carlie Ancor

NAME:	Mark Miller	NAME:	Carlie Ancor

TITLE:	EVP Operations	TITLE:	Chief Technology Officer

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EXHIBIT “A”

ROUTE & SITE CONSTRUCTION SURVEY

Below sets forth the Scope of Work and Compensation and Payment terms for this segment of the Work in quantities to be set forth in Purchase Orders. The Scope of Work and Billable Rates set forth herein may be modified by the Purchase Orders issued by EDGE and accepted by FTE, the Subcontractor.

PROJECT SCOPE OF WORK

1.	The following four markets are included for this initial Scope of Work to complete a route and site construction survey for the first 5700 sites.

a.	Des Moines, IA

b.	Quad Cities, IA

c.	Springfield, MO

d.	Valdosta, GA

2.	Verify site/ building layout with drawing (if provided) otherwise sketch the dimensioned path to the building or compound and equipment layout in order to create construction drawings.

3.	Lay out and/or design the path which offers the best placement of the new or upgraded facilities.

4.	Determine optimal path for construction methodology, either areal or underground.

5.	Verify commercial AC service, breaker layout and capacity of panel.

6.	Verify DC power plant capacity, breaker layout and capacity, rectifier layout, rectifier type, shelf capacity and capacity of cabinet for growth.

7.	Verify AC power panel location, size of breaker and distance from cabinet. Include in notes if Customer’s cabinet is existing, who/where Customer is pulling power from currently.

8.	Verify or identify grounding available and for any future capacity issues.

9.	Verify site access and any potential issues and will notify EDGE immediately of any issues.

10.	Provide site survey pictures per the photo log sheet.

11.	Provide all labor and office materials to complete site survey.

12.	Complete all sections of the site survey (General Site, Outdoor, and Indoor).

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13.	Comply with written guidelines, specs, and quality of work expectations.

14.	Site Survey supplies needed: digital camera with date & time stamp, tape measure, white spray paint, sketch pad (type TBD).

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EXHIBIT “B”

OUTSIDE PLANT CONSTRUCTION

Below sets forth the Scope of Work and Compensation and Payment terms for this segment of the Work in quantities to be set forth in Purchase Orders. The Scope of Work and Prices set forth herein may be modified by the Purchase Orders issued by EDGE and accepted by FTE, the Subcontractor

PROJECT SCOPE OF WORK

1.	The following four markets are included for this initial Scope of Work to complete coaxial construction builds into all 5700 sites.

a.	Des Moines, IA

b.	Quad Cities, IA

c.	Springfield, MO

d.	Valdosta, GA

2.	Coordinate all phases of the construction and installation of the Project contemplated by the drawings and specifications with EDGE and EDGE’s agents, consultants and governmental authorities having jurisdiction to approve the Project.

3.	Supervise and direct the Work, using FTE best skill and attention. FTE shall be solely responsible for and have control over construction means, methods, techniques, sequences, safety and procedures and for coordinating all portions of the Work under the Contract.

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EXHIBIT “C”

MATERIALS MANAGEMENT & WAREHOUSING

Below sets forth the Scope of Work and Compensation and Payment terms for this segment of the Work in quantities to be set forth in Purchase Orders. The Scope of Work and Compensation set forth herein may be modified by the Purchase Orders issued by EDGE and accepted by FTE, the Subcontractor.

PROJECT SCOPE OF WORK

1.	The following four markets are included for this initial Scope of Work to complete coaxial construction builds into all 5700 sites.

e.	Des Moines, IA

f.	Quad Cities, IA

g.	Springfield, MO

h.	Valdosta, GA

2.	Provide services to manage inventory control, operation of warehouses, shipping and receiving; staging and storage; packing and crating and design, reengineering, operation and maintenance of distribution and material handling equipment systems.
3.	FTE’s Warehousing plan will provide the best practices, technologies, and methodologies to plan, design, manage, operate and maintain reliable warehouses, equipment and logistics infrastructures.
4.	Inventory management and operation
5.	Asset or property visibility and management
6.	Operation of warehouses, stockrooms or storage facilities
7.	Fulfillment systems and operations
8.	Configuration management
9.	Platform management
10.	Staging, shipping, and receiving
11.	Packing and crating

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12.	Packaging, labeling, bar coding system consultation, design, implementation, operation and maintenance
13.	Operation and maintenance of distribution and or material handling equipment

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EXHIBIT “D”

PMO SUPPORT

Below sets forth the Scope of Work and Compensation and Payment terms for this segment of the Work in quantities to be set forth in Purchase Orders. The Scope of Work and Compensation set forth herein may be modified by the Purchase Orders issued by EDGE and accepted by FTE, the Subcontractor.

PROJECT SCOPE OF WORK

1.	The following four markets are included for this initial Scope of Work to complete coaxial construction builds into all 5700 sites.

i.	Des Moines, IA

j.	Quad Cities, IA

k.	Springfield, MO

l.	Valdosta, GA

2.	Provide services to EDGE in support of Open Road Project initial establishment. Services to include Executive Sales Support, Executive Planning and Contract Development. Construction Price Negotiation and Contract Development. Route feasibility planning. Planning for warehousing, inventory management, quality control planning, operations and maintenance planning for future growth and ROE support.

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